Exhibit 23.1

Webb & Company, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 2 of our report dated September 24, 2010 relating to the June 30, 2010 financial statements of Real Estate Restoration and Rental, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Webb & Company, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach. Florida
February 4, 2011

1501 Corporate Drive. Suite 150 • Boynton Beach. FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com